UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Xerium Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	42-1558674
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Technology Drive Westborough Technology Park Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114703

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Common Stock, $0.01 par value per share (the “Common Stock”), of Xerium Technologies, Inc. (the “Registrant”). For a description of the Common Stock, reference is made to the Registration Statement on Form S-1 of the Registrant (File Number 333-114703) originally filed by the Registrant with the Securities and Exchange Commission on April 22, 2004, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By: /s/ Thomas Gutierrez

Name: Thomas Gutierrez

Title: President and Chief Executive Officer

Date: May 4, 2005